Exhibit 99.1

Contact:
	David W. Gryska	Brian P. Gill
	Sr. Vice President and	Vice President
	Chief Financial Officer	Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9059	(908) 673-9530
CELGENE REPORTS RECORD THIRD QUARTER 2008
PRODUCT SALES AND OPERATING PROFITS
2008 Third Quarter Financial Results Year-Over-Year
•	Non-GAAP Total Revenue Increased 68 Percent to $587 Million; GAAP Total Revenue $592 Million
•	REVLIMID® Net Product Sales Increased 72 Percent to $343 Million
•	Global THALOMID®/Thalidomide Net Product Sales Reached $132 Million
•	VIDAZA® Net Product Sales Achieved $64 Million, an Increase of 50 Percent Versus $42 Million in Q3 2007 VIDAZA Sales by Pharmion
•	Non-GAAP Operating Income Increased 54 Percent to $225 Million; GAAP Operating Income $160 Million
•	Non-GAAP Net Income Increased to $186 Million; GAAP Net Income $137 Million

•	Non-GAAP Earnings Per Share Increased to $0.40 Per Diluted Share; GAAP Earnings $0.29 Per Diluted Share
Recent Developments/Highlights
•	VIDAZA Label Expanded to Include Data on Overall Survival in Patients with Higher-Risk Myelodysplastic Syndromes (MDS) Approved by FDA
•	VIDAZA Royalty Obligation Purchased in October 2008 for All Future Periods Optimizing Long-Term Value of VIDAZA Franchise
•	Initiated FDA Special Protocol Assessment (SPA) Phase III REVLIMID CONTINUUM Maintenance Trial in Chronic Lymphocytic Leukemia
•	Initiated FDA SPA Phase II REVLIMID EMERGE Trial in Patients With Relapsed/Refractory Mantle Cell Lymphoma (MCL)
•	REVLIMID Approved by Health Canada as a Treatment for Patients with Multiple Myeloma (MM) Who Have Received at Least One Prior Therapy
•	REVLIMID Listed in The Drug Dex Compendia for Relapsed/Refractory Chronic Lymphocytic Leukemia
•	REVLIMID Listed in The National Comprehensive Cancer Network Compendium for Low- to Intermediate-1 MDS
•	Enrollment Completed in REVLIMID Newly Diagnosed Multiple Myeloma (NDMM) Phase III Trial (MM-015); Melphalan Prednisone REVLIMID (MPR) versus Melphalan Prednisone
•	Initiated Enrollment in REVLIMID Newly Diagnosed Multiple Myeloma Phase III (MM-020) FIRST Clinical Trial; REVLIMID Dexamethasone (Rd) Versus Melphalan Prednisone Thalidomide (MPT)
•	Initiated ECOG E1A06 Phase III Study MPR vs. MPT

•	Initiated SWOG S0777 Phase III Study RVd vs. Rd Followed by REVLIMID® Maintenance
•	Completed REVLIMID Del 5Q MDS Phase III MDS-004 Clinical Trial
•	Landmark Filing Of IND For PDA-001 Placental-Derived Stem Cells in Crohn’s Disease
•	Enrollment Completed Apremilast PSOR-004 Phase II Dose Escalation Study in Recalcitrant Psoriasis
•	Initiated PSOR 005 Phase IIb Clinical Trial Of Apremilast (CC-10004) in Moderate to Severe Psoriasis
•	Celgene and Acceleron Pharma Initiated Phase II Study of ACE-011 in MM Patients Suffering from Cancer-Related Bone Loss
•	Advanced First-in-Class JNK Inhibitor CC-930 with Initiation of Phase Ib Multiple Dose Study in Healthy Volunteers
•	Advanced IMiDs® Compound CC-10015 in Multiple-Ascending Oral Dose Phase I Study in Subjects with Systemic Sclerosis
•	Amrubicin Granted FDA Fast Track Designation for 2nd Line Small Cell Lung Cancer
•	Approximately 100 Abstracts on REVLIMID, THALOMID®, VIDAZA® and Pomalidomide Submitted to The American Society of Hematology
•	The Journal of Clinical Oncology, October 20th Issue, Published Results of NHL-002, REVLIMID in Relapsed/Refractory Aggressive Non-Hodgkin’s Lymphoma (NHL)
•	The Mayo Clinic Proceedings, October 2008, Published an Article “Commentary, Treatment of Myeloma: Cure vs. Control”
•	The Journal BLOOD, September 29th Issue, Published Results Evaluating REVLIMID as a Single-Agent in Acute Myeloid Leukemia (AML) Patients With Cytogenetic Abnormality Trisomy 13
2008/2009 Objectives
•	Maximize the Clinical, Regulatory and Commercial Potential of REVLIMID, VIDAZA and Global THALOMID/Thalidomide in Nearly 100 Countries over the Next Five Years
•	Submit REVLIMID Regulatory Filing for MM and Del 5Q MDS in Japan

•	Approvals in Russia, Turkey, Middle East, Central & South America

•	Reimbursement Approvals in UK, Canada, Australia and Other Countries
•	Advance Global Regulatory Strategies to Expand REVLIMID Label to NDMM
•	Achieve Approval for VIDAZA in Higher-Risk MDS and AML in EU
•	Initiate REVLIMID NHL Phase III SPA Trial in MCL Maintenance Study
•	Initiate Phase II REVLIMID SPRINT Trial in Patients with Relapsed/Refractory Mantle Cell Lymphoma
•	Achieve Compendia Listing for REVLIMID in NHL
•	Advance Amrubicin Phase III Clinical Study in Small Cell Lung Cancer
•	Advance Pomalidomide Clinical Studies in Multiple Myeloma and Myelofibrosis
•	Complete Apremilast PSA-001 Phase II Dosing Study in Psoriatic Arthritis
•	Progress Global Regulatory Phase III Strategies for Oral Anti-Inflammatory Compounds Apremilast and CC-11050 in Broad Range of Inflammatory Indications
•	Advance Clinical Strategies for JNK Inhibitor CC-930 and PDAC Programs
•	Achieve Positive Recommendation from National Institute for Health and Clinical Excellence (NICE) in First Quarter 2009

SUMMIT, NJ — (October 23, 2008) — Celgene Corporation (NASDAQ: CELG) reported non-GAAP net income for the quarter ended September 30, 2008, of $185.9 million, or non-GAAP earnings per diluted share of $0.40. Based on U.S. Generally Accepted Accounting Principles (GAAP), Celgene reported net income of $136.8 million, or diluted earnings per share of $0.29 for the quarter ended September 30, 2008. GAAP net income for the third quarter of 2008 included the after-tax impact of share-based employee compensation expense of $22.3 million. GAAP net income for the third quarter of 2007 was $38.8 million, or diluted earnings per share of $0.09, including the after-tax impact of share-based employee compensation expense of $12.8 million.
Non-GAAP total revenue was $586.7 million for the quarter ended September 30, 2008, an increase of 68 percent over the same period in 2007. GAAP total revenue was $592.5 million. The increase in total revenue was driven by REVLIMID® net sales of $342.6 million, an increase of 72 percent over the same period in 2007. Global THALOMID®/Thalidomide and VIDAZA® net sales reached $132.4 million and $63.5 million, respectively. ALKERAN® net sales for the third quarter of 2008 were $21.8 million compared to $18.9 million in the third quarter of 2007. Revenue from Focalin™ and the Ritalin® family of drugs totaled $23.8 million for the third quarter of 2008 compared to $15.8 million over the same period last year.
For the first nine months of 2008, non-GAAP total revenue was $1.614 billion, an increase of 63 percent year-over-year. REVLIMID net sales for the first nine months of 2008 reached $955.2 million compared to $526.5 million in 2007, an increase of 81 percent year-over-year. Global THALOMID/Thalidomide and VIDAZA net sales for the first nine months of 2008 were $377.9 million, and $137.0 million, respectively. Celgene posted non-GAAP net income of $517.9 million or non-GAAP earnings per diluted share of $1.13 during the first nine months of 2008. For the first nine months of 2008, on a GAAP basis, Celgene reported a net loss of $1.384 billion, or a loss per diluted share of $3.17, compared to GAAP net income of $151.1 million, or earnings per diluted share of $0.36 for the first nine months of 2007.
To support clinical development and to advance global regulatory filings, the company increased R&D investments in multiple international clinical programs. For the third quarter of 2008 on a non-GAAP basis the company incurred R&D expenses, which exclude share-based compensation expense, of $149.9 million compared to $84.6 million for the third quarter of 2007. On a GAAP basis, R&D expenses were $160.9 million compared to $130.8 million for the same quarter in 2007. These R&D expenditures continue to support ongoing clinical progress in multiple proprietary development programs for REVLIMID®; pomalidomide and other IMiDs® compounds; VIDAZA; amrubicin, our lead compound for small cell lung cancer; apremilast (CC-10004); and other oral anti-inflammatory compounds; our pleiotropic pathway modifier program; our kinase inhibitor program; and our placental-derived stem cell programs.

Non-GAAP selling, general and administrative expenses, which exclude share-based compensation expense, were $152.0 million for the third quarter of 2008 compared to $85.5 million for the third quarter of 2007. On a GAAP basis, selling, general and administrative expenses were $168.6 million for the third quarter in 2008 compared to $94.7 million for the same quarter in 2007. The increase reflects marketing and sales expenses related to ongoing product launch activities for REVLIMID and Global Thalidomide in Europe, Canada and Australia, as well as activities for the relaunch of VIDAZA in the U.S. and preparation for VIDAZA launch in Europe. Also, the increased expenses reflect the continued expansion of the international operations of Celgene in over 65 countries.
For the quarter ended September 30, 2008, interest and other income, net was $21.6 million compared to $26.4 million in the same period during the prior year. Celgene reported $2.454 billion in cash, cash equivalents, and marketable securities as of September 30, 2008.
“The third quarter results reflect our ongoing progress marked by multiple commercial, clinical, regulatory, operational and financial milestones toward our goal of becoming the premier global biopharmaceutical company,” said Chairman and Chief Executive Officer Sol J. Barer, Ph.D. “The results achieved by our worldwide team demonstrate the value of our innovative products for our patients and stakeholders.”
See the attached Reconciliation of GAAP to Non-GAAP Net Income (Loss) for an explanation of the amounts excluded and included to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three and nine months ended September 30, 2008 and 2007. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP net income and non-GAAP diluted earnings per share may differ from similarly named measures used by others.
Webcast
Celgene will host a conference call to discuss the results and achievements of its third quarter 2008 operating and financial performance on Thursday, October 23rd at 9:00 a.m. EDT. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon, October 23, 2008 until midnight, EDT October 30, 2008. To access the replay, dial: 888-203-1112 and enter reservation number: 5014615. The international dial-in number is: 719-457-0820. The company’s fourth quarter and full year 2008 financial and operational results will be reported on January 29, 2009.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as Form 10-K, 10-Q and 8-K reports.
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Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net product sales	$567,017	$331,169	$1,541,556	$919,910
Collaborative agreements and other revenue	2,402	4,616	9,960	14,520
Royalty revenue	23,046	14,123	75,011	56,800

Total revenue	592,465	349,908	1,626,527	991,230

Cost of goods sold (excluding amortization expense)	70,534	34,066	190,452	84,840
Research and development	160,911	130,841	462,650	301,341
Selling, general and administrative	168,607	94,736	485,345	310,669
Amortization of acquired intangible assets	32,833	2,290	77,842	6,755
In-process research and development	—	—	1,740,000	—

Total costs and expenses	432,885	261,933	2,956,289	703,605

Operating income (loss)	159,580	87,975	(1,329,762)	287,625

Equity in losses of affiliated companies	2,338	1,106	8,761	3,338
Interest and other income, net	21,630	26,414	70,270	68,189

Income (loss) before taxes	178,872	113,283	(1,268,253)	352,476

Income tax provision	42,058	74,450	116,138	201,364

Net income (loss)	$136,814	$38,833	$(1,384,391)	$151,112

Per common Share:
Net income (loss) — basic	$0.30	$0.10	$(3.17)	$0.40
Net income (loss) — diluted	$0.29	$0.09	$(3.17)	$0.36

Weighted average shares — basic	456,509	383,774	437,206	380,841

Weighted average shares — diluted	468,891	432,817	437,206	431,208

	September 30,	December 31,
	2008	2007
Balance sheet items:
Cash, cash equivalents & marketable securities	$2,454,170	$2,738,918
Total assets	4,357,424	3,611,284
Convertible notes	—	196,555
Stockholders’ equity	3,588,361	2,843,944

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
(In thousands, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007

Net income (loss) — GAAP		$136,814	$38,833	$(1,384,391)	$151,112

Before tax adjustments:
Net product sales:
Pharmion products to be divested	(1)	(5,725)	—	(12,153)	—

Cost of goods sold (excluding amortization expense):
Share-based compensation expense	(2)	668	582	1,829	1,379
Pharmion inventory step-up	(3)	7,545	—	18,668	—
Pharmion products to be divested	(1)	2,450	—	5,014	—
EntreMed intercompany royalty	(4)	(398)	(427)	(398)	(427)

Research and development:
Share-based compensation expense	(2)	10,964	5,220	32,264	11,165
Upfront collaboration payment	(5)	—	41,050	45,000	41,050

Selling, general and administrative:
Share-based compensation expense	(2)	16,596	9,274	41,557	24,280

Amortization of acquired intangible assets	(6)	32,833	2,290	77,842	6,755
In-process research and development	(7)	—	—	1,740,000	—

Equity in losses of affiliated companies:
Equity in losses of EntreMed	(8)	763	988	2,821	3,031

Interest and other income, net
Share-based compensation expense	(2)	—	—	—	4,806

Income tax adjustment	(9)	(16,638)	(26,639)	(50,191)	(32,115)

Net income — non-GAAP		$185,872	$71,171	$517,862	$211,036

Per Common Share as adjusted:
Net income — basic		$0.41	$0.19	$1.18	$0.55
Net income — diluted	(10)	$0.40	$0.17	$1.13	$0.50
Explanation of adjustments:

(1)	Exclude sales and cost of sales related to former non-core Pharmion Corp. products to be divested.

(2)	Exclude SFAS 123R share-based compensation expense for the third quarter totaling $28,228 in 2008 and $15,076 in 2007. The after tax net impact reduced GAAP net income for the third quarter by $22,253, or $0.05 per diluted share in 2008 and $12,764, or $0.03 per diluted share in 2007. Exclude SFAS 123R share-based compensation expense for the nine-month period totaling $75,650 in 2008 and $41,630 in 2007. The after tax net impact reduced GAAP net income for the nine-month period by $60,800, or $0.14 per diluted share in 2008 and $33,273, or $0.08 per diluted share in 2007.

(3)	Exclude acquisition related Pharmion Corp. inventory step-up adjustment to fair value expensed during the period.

(4)	Exclude the Company’s share of THALOMID royalties payable to EntreMed, Inc.

(5)	Exclude upfront payment for research and development collaboration arrangement with Acceleron Pharma, Inc. for the nine-month period in 2008 and exclude a combined $41,050 in upfront collaborative research and development arrangements with Array Bio Pharma Inc. and PTC Therapeutics for the third quarter and nine-month period in 2007.

(6)	Exclude amortization of acquired intangible assets for the third quarter resulting from the acquisitions of Pharmion Corp. of $32,833 in 2008 and Penn T of $2,290 in 2007. Exclude amortization for the nine-month period from the acquisitions of Pharmion Corp. and Penn T of $76,205 and $1,637, respectively, in 2008 and Penn T of $6,755 in 2007.

(7)	Exclude the in-process research and development write-off related to the acquisition of Pharmion Corp.

(8)	Exclude the Company’s share of equity losses in EntreMed, Inc.

(9)	The income tax adjustment reflects the tax effect of the above adjustments.

(10)	Diluted net income per share for the nine months ended September 30, 2008 was determined using diluted weighted average shares of 459,304.
Adjusted net income and earnings per share on both a basic and diluted basis have been revised for the three- and nine-month periods ended September 30, 2007 to conform to the current year’s presentation basis. Amounts reported in the previous year for the three-month period ended September 30, 2007 were $124,078, $0.32 and $0.29, respectively. Amounts reported in the previous year for the nine-month period ended September 30, 2007 were $320,144, $0.84 and $0.75, respectively. The current year basis eliminates certain immaterial adjustments and revises the method for determining the tax impact of pro-forma adjustments. The 2007 adjusted income tax provision previously reported reflected a pro-forma annual income tax rate of 28.0%.